UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 15, 2026 (April 14, 2026)

LEIDOS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33072	20-3562868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Presidents Street, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (571) 526-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 14, 2026, Leidos, Inc. (“Leidos Inc.”), a Delaware corporation and a wholly-owned subsidiary of Leidos Holdings, Inc. (“Leidos”), entered into a Contribution and Equity Purchase Agreement (the “Contribution Agreement”), together with Leidos solely for certain limited purposes set forth therein, with certain affiliates of Altaris, LLC, a Delaware limited liability company (“Altaris,” and such affiliates, the “AHP Entities”), to form a new joint venture (the “JV”) combining the Security Enterprise Solutions and the Industrial Automation businesses of Leidos (together, the “SES/IA Business”) with Analogic Corporation (“Analogic”), a portfolio company of Altaris.

The Contribution Agreement provides that, among other things, and subject to the terms and conditions set forth therein, including a customary post-closing contribution value adjustment: (i) Leidos Inc. and its subsidiaries will effectuate a pre-closing restructuring of the SES/IA Business (the “Restructuring”); (ii) following the completion of the Restructuring, Leidos Inc. will contribute one or more subsidiaries holding the assets of the SES/IA Business to the JV in exchange for 41.5% of the equity securities of the JV; (iii) certain AHP Entities will contribute a portion of outstanding equity interests of ANLG Holding Company, Inc., a Delaware corporation and the parent of Analogic (“Analogic Holding”), to the JV in exchange for 58.5% of the equity securities of the JV; and (iv) certain AHP Entities will sell the remaining portion of the outstanding equity interests of Analogic Holding to the JV in exchange for cash obtained by the JV from new debt financing (the “Debt Financing”). The transactions contemplated by the Contribution Agreement (collectively, the “Transactions”) are expected to close in the second half of 2026.

The consummation of the Transactions is subject to the satisfaction or waiver of certain customary closing conditions, including (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of all required consents and approvals from other applicable regulatory authorities; (ii) the absence of any applicable law enacted after the date of the Contribution Agreement or order that prohibits, restrains or enjoins the consummation of the Transactions; (iii) the accuracy of the representations and warranties of the parties to the Contribution Agreement (subject to specified materiality standards set forth in the Contribution Agreement); (iv) compliance by each of the parties to the Contribution Agreement with their respective covenants in all material respects; (v) the consummation of the Restructuring; and (vi) the JV obtaining the Debt Financing.

The Contribution Agreement contains certain termination rights for the parties to the Contribution Agreement, including (subject to certain limitations) the right to terminate the Contribution Agreement if (i) the other party breaches any of its representations, warranties or covenants (subject to specified materiality standards and cure periods set forth in the Contribution Agreement), (ii) a law or order permanently preventing the Transactions has become final and non-appealable, and (iii) the Transactions are not consummated by the six-month anniversary of the date of the Contribution Agreement (subject to an automatic three-month extension in accordance with the terms set forth therein).

The parties to the Contribution Agreement have each made customary representations, warranties and covenants including, among other things, a covenant made by each party to conduct its respective business in the ordinary course of business in all material respects and to refrain from taking specified actions without the consent of the other party between the signing of the Contribution Agreement and the closing of the Transactions. In addition, the Contribution Agreement contains certain restrictive covenants applicable to Leidos Inc. and its subsidiaries, including non-competition and non-solicitation provisions, in each case subject to customary exceptions.

The representations and warranties of the parties to the Contribution Agreement do not survive the closing, and in connection with the Contribution Agreement, Leidos Inc. bound a customary representations and warranties insurance policy subject to the satisfaction of certain customary conditions to obtain coverage as recourse for certain losses arising out of any breach of the representations and warranties of the AHP Entities contained in the Contribution Agreement.

The foregoing description of the Contribution Agreement and the Transactions is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Contribution Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated into this Item 1.01 by reference in its entirety.

The Contribution Agreement has been attached, and the above description of the Contribution Agreement has been included, to provide investors and security holders with information regarding the terms of the Contribution Agreement. The Contribution Agreement and the above description are not intended to provide any other factual information about Leidos, Leidos Inc., the AHP Entities, or any of their respective subsidiaries, affiliates, or businesses.

The representations, warranties and covenants in the Contribution Agreement: (i) were made solely for the benefit of the parties to the Contribution Agreement; (ii) are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules; (iii) may have been made for the purposes of allocating contractual risk between the parties to the Contribution Agreement instead of establishing matters as facts; and (iv) are subject to the standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders should not rely on any representations, warranties or covenants contained in the Contribution Agreement, or any descriptions thereof, as characterizations of the actual state of facts or conditions of Leidos, Leidos Inc., the AHP Entities or any of their respective subsidiaries, affiliates or businesses. Information concerning the subject matter of any such representations, warranties and covenants may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in Leidos’ public disclosures. Accordingly, investors and security holders should read the representations, warranties and covenants in the Contribution Agreement not in isolation but only in conjunction with the other information about Leidos and its subsidiaries that Leidos includes in reports and statements that Leidos files with the SEC.

Item 7.01.	Regulation FD Disclosure

On April 15, 2026, Leidos issued a press release announcing the entry into the Contribution Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Document Description

2.1*	Contribution and Equity Purchase Agreement, dated as of April 14, 2026, by and among AHP-ANLG IV, LLC, ANLG Intermediate Company, LLC, Leidos, Inc., and solely for purposes of Section 6.10(e) thereof, Leidos Holdings, Inc.

99.1	Press Release, dated April 15, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC upon request.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Actual performance and results may differ materially from those results anticipated by our guidance and other forward-looking statements made in this release depending on a variety of factors, including, but not limited to: our ability to complete this transaction at all or in accordance with any anticipated timeline; our ability to achieve the satisfaction or waiver of all conditions to the closing of this transaction, including receipt of required regulatory approvals; the ability of the new joint venture company to successfully integrate the SES/IA business and Analogic at all or otherwise in accordance with any anticipated timeline; developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, future delays in the U.S. government budget process, or the U.S. government’s failure to raise the debt ceiling, which increases the possibility of a default by the U.S. government on its debt obligations, related credit-rating downgrades, or an economic recession; uncertainties in tax due to new tax legislation or other regulatory developments; deterioration of economic conditions or weakening in credit or capital markets; uncertainty in the consequences of current and future geopolitical events; inflationary pressures and fluctuations in interest rates; delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests; changes in U.S. government procurement rules, regulations and practices; our compliance with various U.S. government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. government and other customers; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our reliance on information technology spending by hospitals/healthcare organizations; our reliance on infrastructure investments by industrial and natural resources organizations; energy efficiency and alternative energy sourcing investments; investments by U.S. government and commercial organizations in environmental impact and remediation projects; the effects of an epidemic, pandemic or similar outbreak may have on our business, financial position, results of operations and/or cash flows; our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees; our ability to accurately estimate costs, including cost increases due to inflation, associated with our firm-fixed-price contracts and other contracts; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; cybersecurity, data security or other security threats, system failures or other disruptions of our business; our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer, disposal and other processing, technology protection and personal information; the damage and disruption to our business resulting from natural disasters and the effects of climate change; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims, including cybersecurity attacks; our ability to manage risks associated with our international business; our ability to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide anti-corruption and anti-bribery laws and regulations; our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to declare or increase future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable law and our agreements; our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects; our ability to successfully integrate acquired businesses; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks described in our Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2026

LEIDOS HOLDINGS, INC.

By:	/s/ Henrique B. Canarim
Name:	Henrique B. Canarim
Title:	Corporate Secretary